Exhibit 99.1

FOR IMMEDIATE RELEASE

RCN Names Jose A. Cecin, Jr. to Board of Directors

Herndon, VA, March 10, 2009 -RCN Corporation (NASDAQ: RCNI), a leading provider of all-digital and high-definition video, high-speed internet, and premium voice services to residential and small-medium business customers, as well as high-capacity transport services to carrier and large enterprise customers, today announced that Jose “Joe” A. Cecin, Jr., 45, has been appointed to its board of directors effective April 1, 2009.

Mr. Cecin is the founder and President of Lumina Advisors, a strategy, operations and corporate development advisory company. His career spans over 23 years of leadership and management experience, with a strong focus for the last 18 years on telecom operations, finance and corporate development.

Michael E. Katzenstein, chairman of RCN’s board of directors, stated, “The entire RCN board joins me in welcoming Joe Cecin. Joe’s broad background, tremendous depth of experience in leading and developing telecom and cable companies, and his entrepreneurial spirit are terrific additions to the board, and we look forward to his contributions as RCN pursues its vertical growth opportunities.”

Prior to forming Lumina, Mr. Cecin was a Managing Director and Group Head of the Communications Investment Banking practice of BB&T Capital Markets, the investment banking division of BB&T Corporation, one of the largest financial institutions in the United States with over $130 billion in assets. In 1999, he co-founded Cambrian Communications, a facilities-based telecommunications service provider, where he served as Chief Operating Officer. Mr. Cecin was also a founding member of Wave International, a company focused on financing and building telecommunications infrastructure in emerging markets. As part of the Wave team from 1996 to 1999, he helped to acquire, fund and build out a competitive telecommunications infrastructure spanning the 5 largest cities in Venezuela. Before his tenure with Wave International, Mr. Cecin served as Managing Director of Corporate Development at Bell Atlantic Corporation (now Verizon).

Mr. Cecin currently serves as an independent director of SkyTerra Communications, a 4G satellite services company. He also serves as a Director of Arbinet-the Exchange Inc., where he serves on the Audit Committee and Compensation Committee. From 2004 to 2007, he served as an independent Director of NEON Group, Inc., a facilities–based telecommunications company subsequently acquired by RCN Corporation.

Mr. Cecin earned a BS degree in Electrical Engineering from the United States Military Academy at West Point and an MBA from Stanford University. Prior to attending graduate school, Mr. Cecin served as an officer in the United States Army’s 25th Infantry Division.

About RCN Corporation
RCN Corporation, (NASDAQ: RCNI — News) http://www.rcn.com, is a competitive broadband services provider delivering all-digital and high-definition video, high-speed internet and premium voice services to residential and small-medium business customers under the brand names of RCN and RCN Business Services, respectively. In addition, through its RCN Metro Optical Networks business unit, RCN delivers fiber-based high-capacity data transport services to large commercial customers, primarily large enterprises and carriers, targeting the metropolitan central business districts in the company’s geographic markets. RCN’s primary service areas include Washington, D.C., Philadelphia, Lehigh Valley (PA), New York City, Boston and Chicago. (RCNI-G)

RCN Forward-Looking Statements
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.

Contacts:	Richard Ramlall, SVP Strategic External Affairs and Programming, RCN, 703-434-8430 Carolyn Capaccio, Lippert/Heilshorn & Associates, 212-838-3777

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